UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2009

Family Dollar Stores, Inc.

(Exact name of registrant as specified in charter)

Delaware	1-6807	56-0942963
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 1017, 10401 Monroe Road Charlotte, North Carolina	28201-1017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 847-6961

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e).	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Fiscal 2010 Named Executive Officer Compensation.

At its meeting held on October 13, 2009, the Compensation Committee approved fiscal year 2010 annual compensation packages for the Company’s principal executive officer (“PEO”), principal financial officer (“PFO”) and the three most highly compensated executive officers other than the PEO and PFO who were serving as executive officers of the Company at the end of the Company’s fiscal year ended August 29, 2009 (collectively, “named executive officers”), as follows:

Name	Base Salary (1)	Target Cash Bonus Award (% of base compensation) (2)	Stock Options (2)	Target Performance Share Grants (Fiscal 2010 - 2012 Performance Period) (2)
Howard R. Levine, Chairman of the Board and Chief Executive Officer (PEO)	$1,000,000	100%	172,415	49,486
R. James Kelly, President and Chief Operating Officer	$710,000	75%	125,520	36,026
Charles S. Gibson, Jr., Executive Vice President – Supply Chain	$405,000	55%	27,590	7,918
Dorlisa K. Flur, Executive Vice President – Chief Merchandising Officer	$405,000	55%	27,590	7,918
Kenneth T. Smith, Senior Vice President – Chief Financial Officer (PFO)	$300,000	40%	13,795	3,959

(1) Increases to base salaries effective retroactive to August 29, 2009.

(2) Pursuant to the Company’s 2006 Incentive Plan.

As a result of her promotion to Executive Vice President – Chief Merchandising Officer in August 2009, Ms. Flur was also awarded an additional 726 performance share rights for the fiscal 2008 – 2010 performance period and 1,452 performance share rights for the fiscal 2009 – 2011 performance period.

The foregoing does not constitute a complete summary of the compensation terms of the named executive officers and reference is made to the following Company plans with respect to various aspects of the compensation packages awarded to each named executive officer: (i) Family Dollar Stores, Inc. 2006 Incentive Plan (filed as Exhibit 10.4 to the Company’s Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on January 7, 2009); (ii) Family Dollar Stores, Inc. 2006 Incentive Plan Guidelines for Long-Term Incentive Performance Share Rights Awards (filed as Exhibit 10.1 to this filing); (iii) Family Dollar Stores, Inc. 2006 Incentive Plan 2006 Non-Qualified Stock Option Grant

Program (filed as Exhibit 10.3 to the Company’s Form 8-K filed with the SEC on January 25, 2006); and (iv) the Family Dollar Stores, Inc. 2006 Incentive Plan Guidelines for Annual Cash Bonus Awards (filed as Exhibit 10.2 to this filing).

Amendment of Guidelines for Long-Term Incentive Performance Share Rights Awards and for Annual Cash Bonus Awards, each as adopted pursuant to the Company’s 2006 Incentive Plan.

At its meeting held on October 13, 2009, the Compensation Committee amended the 2006 Incentive Plan Guidelines for Long-Term Incentive Performance Share Rights Awards (the “PSR Guidelines”) to (i) provide that a team member will not be granted a target performance share rights award for any performance period that will lapse within six months from that team member’s date of hire; (ii) to ensure compliance with certain provisions of Section 162(m) of the Internal Revenue Code; and (iii) to clarify the timing of payments made to certain eligible participants under the PSR Guidelines.

The Compensation Committee also amended the Family Dollar Stores, Inc. 2006 Incentive Plan Guidelines for Annual Cash Bonus Awards (the “Cash Bonus Awards Guidelines”) to clarify the timing of payments made to certain eligible participants.

The foregoing does not constitute a complete summary of the PSR Guidelines or the Cash Bonus Awards Guidelines and reference is made to the complete text of the PSR Guidelines, which are attached hereto as Exhibit 10.1, and the Cash Bonus Awards Guidelines, which are attached hereto as Exhibit 10.2, both of which are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1 – 2006 Incentive Plan Guidelines for Long-Term Performance Share Rights Awards

10.2 – 2006 Incentive Plan Guidelines for Annual Cash Bonus Awards

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAMILY DOLLAR STORES, INC.
(Registrant)

Date: October 16, 2009	By:	/S/ JAMES C. SNYDER, JR.
Senior Vice President-General Counsel and Secretary

Exhibit Index

Exhibit No.	Document Description

10.1	2006 Incentive Plan Guidelines for Performance Share Rights Awards

10.2	2006 Incentive Plan Guidelines for Annual Cash Bonus Awards